UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 12, 2015, Intrexon Corporation (“Intrexon”) completed its previously announced distribution of an aggregate 17,830,305 shares of ZIOPHARM Oncology, Inc. (“ZIOPHARM”) common stock as a pro rata special dividend on shares of Intrexon common stock, and on shares of Intrexon common stock deliverable under warrants relating to Intrexon common stock (“Warrants”) outstanding at the close of business on the record date of June 4, 2015 (the “Record Date”). Based on the number of Intrexon shares outstanding and shares deliverable under Warrants as of the Record Date, holders of Intrexon common stock received 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each outstanding share of Intrexon common stock they owned at the close of business on the Record Date, and holders of Warrants received 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each share of Intrexon common stock deliverable under the Warrants they held at the close of business on the Record Date.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Exhibit 99.1 to this Current Report on Form 8-K contains the required unaudited pro forma consolidated balance sheet of Intrexon as of March 31, 2015, and the unaudited pro forma consolidated statements of operations of Intrexon for the fiscal year ended December 31, 2014 and for the three months ended March 31, 2015.

(d) Exhibits.

99.1	Unaudited pro forma consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015

INTREXON CORPORATION

By:	/s/ Rick L. Sterling
Rick L. Sterling
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma consolidated financial statements.

4